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                               UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


      Date of report (Date of earliest event reported): January 30, 2005



                              Eastman Kodak Company
               (Exact name of registrant as specified in its charter)



New Jersey                            1-87                 16-0417150
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(State or Other Jurisdiction       (Commission           (IRS Employer
    of Incorporation)             File Number)      Identification No.)


                                343 State Street,
                            Rochester, New York 14650
            (Address of Principal Executive Office) (Zip Code)


      Registrant's telephone number, including area code (585) 724-4000
                                                          -------------


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities
     Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Securities
     Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c)under the
     Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01  Entry into a Material Definitive Agreement

Eastman Kodak Company, a New Jersey corporation ("Kodak") has entered into an Arrangement Agreement dated January 30, 2005 (the "Agreement"), with Creo Inc., a Canada Business Corporations Act corporation ("Creo"), pursuant to which Kodak, through an acquisition subsidiary, will acquire all of the outstanding common shares of Creo pursuant to a statutory plan of arrangement (the "Arrangement"). Under the terms of the Agreement, which has been approved by Kodak's and Creo's respective boards of directors, Kodak will pay approximately U.S. $980 million in cash, or U.S. $16.50 per common share, for all the outstanding shares of Creo, on a fully diluted basis. Creo is a global company and leading provider of workflow software used by printers to manage efficiently the movement of text, graphics and images from the computer screen to the printing press. Based in Vancouver, Canada, Creo trades on NASDAQ (CREO) and the TSX (CRE).

Kodak and Creo have made customary representations, warranties and covenants in the Agreement, including, among others, covenants by Creo to conduct its business in the ordinary course consistent with past practice during the interim period between the execution of the Agreement and consummation of the Arrangement. In addition, Creo has made certain additional customary covenants, including, among others, covenants not to: (i) solicit proposals relating to alternative acquisition proposals, or (ii) subject to certain exceptions, enter into discussions concerning or provide confidential information in connection with alternative acquisition proposals. Consummation of the transactions contemplated by the Agreement is conditioned upon, among other things, (1) performance of covenants, (2) accuracy of representations and warranties, (3) receipt of all required regulatory approvals, (4) absence of any law or order making the Arrangement illegal or prohibiting the consummation of the Arrangement,
(5) exercise of dissent rights with respect to not more than 12.5% of the common shares of Creo in connection with the Arrangement, (6) the approval of Creo's shareholders, and (7) approval from the Ontario Superior Court of Justice (Commercial List).

The closing of the transactions contemplated by the Agreement is scheduled to take place three business days following the satisfaction or waiver of the closing conditions. Either party may terminate the Agreement if the closing does not occur on or before September 30, 2005. The Agreement contains certain additional termination rights for both Kodak and Creo and further provides that, upon termination of the Agreement under specified circumstances, Creo must pay Kodak a termination fee equal to $31.5 million plus reimbursement of certain transaction expenses incurred by Kodak.

A copy of the January 31, 2005 press release related to this agreement is attached hereto as Exhibit (99.1).


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ITEM 9.01  Financial Statements and Exhibits

(c) Exhibit

(99.1)  Eastman Kodak Company press release dated January 31, 2005.



                                 SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            EASTMAN KODAK COMPANY



                                           By: /s/ Richard G. Brown, Jr.
                                           -----------------------------
                                           Richard G. Brown, Jr.
                                           Controller

Date:  February 1, 2005

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                           EASTMAN KODAK COMPANY
                             INDEX TO EXHIBIT

Exhibit No.

(99.1)  Eastman Kodak Company press release dated January 31, 2005.